INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-32963 of Westower Corporation on Form SB-2 of our report dated April 14, 1998, except for Note 16, as to which the date is May 28, 1998, and
Note 3, as to which the date is May 31, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus.



/S/ MOSS ADAMS LLP
Bellingham, Washington
September 10, 1998